UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-130946

UNDER THE SECURITIES ACT OF 1933

ev3 Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	32-0138874
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

c/o Covidien

15 Hampshire Street

Mansfield, Massachusetts 02048

(Address of Principal Executive Offices)

Micro Therapeutics, Inc. 1993 Incentive Stock Option, Nonqualified Stock Option and

Restricted Stock Purchase Plan

Micro Therapeutics, Inc. 1996 Stock Incentive Plan, as amended

(Full Title of the Plan)

John H. Masterson

Senior Vice President and General Counsel

Covidien

15 Hampshire Street

Mansfield, Massachusetts 02048

(508) 261-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Paul Kinsella

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02110

(617) 951-7000

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 (this “Post Effective Amendment”) relates to the Registration Statement on Form S-8 (File No. 333-130946) (the “Registration Statement”) of ev3 Inc. (the “Registrant”), pertaining to the registration of an aggregate of 2,448,218 shares of the Registrant’s common stock, $0.01 par value per share (the “Shares”), issuable under the Registrant’s Micro Therapeutics, Inc. 1993 Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan and the Registrant’s Micro Therapeutics, Inc. 1996 Stock Incentive Plan, as amended, which was filed with the Securities and Exchange Commission on January 10, 2006.

Pursuant to an Agreement and Plan of Merger dated as of June 1, 2010 among Covidien Group S.a.r.l., a Luxembourg Company, (“Parent”), COV Delaware Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Registrant, Merger Sub was merged with and into the Registrant (the “Merger”), with the Registrant continuing as the surviving corporation, on July 12, 2010.

In connection with the closing of the Merger, the offering pursuant to the Registration Statement has been terminated. In accordance with undertakings made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offerings, the Registrant hereby removes from registration all Shares registered under the Registration Statement but sold under the Registration Statement.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mansfield, Commonwealth of Massachusetts, on July 14, 2010.

ev3 Inc.

By:	/s/ JOHN W. KAPPLES
Name:	John W. Kapples
Title:	Vice President & Secretary, Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed below by the following persons in the capacities indicated on July 14, 2010.

SIGNATURE	TITLE

/s/ RICHARD J. MEELIA	Richard J. Meelia
President (Principal Executive Officer)

/s/ CHARLES J. DOCKENDORFF	Charles J. Dockendorff
Vice President (Principal Financial Officer)

/s/ RICHARD G. BROWN	Richard G. Brown
Vice President (Principal Accounting Officer)

/s/ KEVIN G. DASILVA	Kevin G. DaSilva
Vice President & Treasurer, Director

/s/ MATTHEW J. NICOLELLA	Matthew J. Nicolella
Vice President & Assistant Secretary, Director